Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES 2019 SECOND QUARTER RESULTS

July 29, 2019 - FHLBank Topeka (FHLBank) announces its 2019 second quarter operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $31.7 million for the three months ended June 30, 2019 compared to $45.7 million for the three months ended June 30, 2018. For the six months ended June 30, 2019, FHLBank is reporting net income of $84.5 million compared to $85.3 million for the six months ended June 30, 2018.

During the second quarter of 2019, FHLBank paid a dividend of 2.50 percent on the average outstanding shares of Class A Common Stock and 7.50 percent on the average outstanding shares of Class B Common Stock. Other operating highlights from the second quarter of 2019 are presented below. FHLBank expects to file its Form 10-Q for the quarter ended June 30, 2019 with the Securities and Exchange Commission (SEC) on or about August 8, 2019.

Operating Highlights
Net income for the three months ended June 30, 2019 decreased $14.0 million, or 30.7 percent, compared to the same period in 2018 and decreased by $0.9 million, or 1.0 percent, for the six months ended June 30, 2019 compared to the prior year period. The decline in both periods was driven by mark-to-market losses on investment fair value hedges and an increase in the average cost of debt caused by an increase in short-term interest rates between June 30, 2018 and June 30, 2019, and the replacement of maturing debt at higher current market rates, combined with higher balances of lower yielding investments. Further, the decline in net income for the six months ended June 30, 2019 was a result of a decline in the average balance of interest-earning assets, primarily advances, in addition to the aforementioned factors. Declines in market interest rates since December 31, 2018 resulted in unrealized fair value losses recorded for the majority of economic derivatives, but those losses were offset by positive fair value fluctuations on trading securities, resulting in unrealized net gains recorded in other income for both the three- and six-month periods.

Net interest income after provision for credit losses for the three months ended June 30, 2019 was $49.2 million compared to $68.9 million for the same period in the prior year. For the six months ended June 30, 2019, net interest income after provision for credit losses was $112.1 million compared to $135.3 million for the same period in the prior year. The majority of the decline in both the three- and six-month periods resulted from the impact of the adoption of a new hedge accounting standard on January 1, 2019 that requires gains and losses on designated fair value hedges to be presented in the income statement line item related to the hedged item, which is interest income/expense for FHLBank. The guidance was adopted prospectively, so the gains and losses on fair value hedges in the prior year are presented in other income, which creates a lack of comparability between periods. Net fair value losses on designated fair value hedges recorded in net interest income for the three months ended June 30, 2019 were $14.8 million, which resulted in a decrease in net interest margin of eleven basis points. Net fair value losses on designated fair value hedges recorded in net interest income for the six months ended June 30, 2019 were $18.9 million, which resulted in a decrease in net interest margin of seven basis points.

The decrease in net interest income unrelated to fair value fluctuations was caused by an increase in the average cost of debt for the three and six months ended June 30, 2019 due to an increase in average interest rates, especially short-term interest rates, between periods, thereby decreasing net interest income. However, interest rates decreased during the second quarter of 2019 which allowed us to replace some unswapped callable consolidated obligation bonds at a lower cost, which will ultimately offset some of the increase in the average cost of debt. Replacing callable debt generally increases interest costs in the short term due to the acceleration of the unamortized concessions (i.e., broker fees) on the debt when it is called because concession costs are amortized to contractual maturity. However, this increase is eventually offset by the lower rate on the new debt.

The decrease in net income for the current quarter resulted in a decrease in return on average equity (ROE), from 7.25 percent for the three months ended June 30, 2018 to 5.13 percent for the three months ended June 30, 2019. The decrease in average capital for the current six-month period resulted in an increase in ROE, from 6.67 percent for the six months ended June 30, 2018 compared to 6.93 percent for the six months ended June 30, 2019. The weighted average dividend rate for the three months ended June 30, 2019 was 6.56 percent, which represented a dividend payout ratio of 76.6 percent, compared to a weighted average dividend rate of 5.99 percent and a payout ratio of 52.9 percent for the same period in 2018. The weighted average dividend rate for the six months ended June 30, 2019 was also 6.56 percent, which represented a dividend payout ratio of 57.1 percent, compared to a weighted average dividend rate of 6.00 percent and a payout ratio of 58.5 percent for the same period in 2018.

Balance Sheet Highlights
Total assets increased $12.4 billion, or 25.9 percent, from December 31, 2018 to June 30, 2019 primarily due to increases in short- and long-term investments and advances, with a smaller increase in mortgage loans. Mortgage loans increased 9.3 percent from December 31, 2018 to an all-time high of $9.2 billion at June 30, 2019. The majority of the increase and change in composition of investments was in response to changes to regulatory liquidity requirements that became effective March 31, 2019, including the purchase of $3.0 billion in U.S. Treasury obligations since the third quarter of 2018. Total capital increased $126.4 million, or 5.2 percent, between periods due to the increase in capital stock from advance utilization, net income in excess of dividends paid, and unrealized gains on available-for-sale securities.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of June 30, 2019 and December 31, 2018 and highlights of the results of operations for the three and six months ended June 30, 2019 and 2018.

About FHLBank’s Non-GAAP Financial Measures
FHLBank's business model is primarily one of holding assets and liabilities to maturity. However, FHLBank utilizes some assets and liabilities for liquidity purposes, which may involve periodic instrument sales. As such, FHLBank management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which can be impacted by fair value changes driven by market volatility or transactions that are considered unpredictable or not routine. FHLBank reports the following non-GAAP financial measures that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest margin, and (3) adjusted ROE. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included below. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

Comparative adjusted income for the three and six months ended June 30, 2019 and 2018 is calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$31,718	$45,748	$84,473	$85,339
Affordable Housing Program (AHP) assessments	3,529	5,089	9,395	9,495
Income before AHP assessments	35,247	50,837	93,868	94,834
Derivative (gains) losses[1]	54,600	(8,696)	76,905	(27,029)
Trading (gains) losses	(41,843)	12,031	(70,598)	38,981
Prepayment fees on terminated advances	(75)	(70)	(144)	(101)
Net (gains) losses on sale of held-to-maturity securities	46	(28)	46	(62)
Total excluded items	12,728	3,237	6,209	11,789
Adjusted income (a non-GAAP measure)	$47,975	$54,074	$100,077	$106,623
_________

[1]	Consists of fair value changes on all derivatives and hedging activities excluding net interest settlements (see next table) on economic hedges.

FHLBank’s adjusted income, a non-GAAP financial measure which excludes fair value changes in derivatives and trading securities as well as other adjustments, decreased $6.1 million for the three months ended June 30, 2019 compared to the same period in the prior year. The decrease was primarily due to a $3.4 million decrease in adjusted net interest income (see next table) and a $2.8 million increase in other expenses. Adjusted income decreased $6.5 million for the six months ended June 30, 2019 compared to the same period in the prior year as a result of a $4.3 million increase in other expenses, a $1.4 million decrease in adjusted net interest income, and a $0.8 million decline in other income. For both the three- and six-month periods, the decline in adjusted net interest income was a result of an increase in the average cost of debt largely due to increases in average market rates between periods but also as a result of accelerated amortization of concessions on called bonds as discussed previously. The increase in other expenses for both the three- and six-month periods was primarily due to an increase in compensation and benefits.

Comparative adjusted net interest income for the three and six months ended June 30, 2019 and 2018 is calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Calculation of Adjusted Net Interest Income:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$49,230	$68,884	$112,245	$135,363
(Gains) losses on derivatives qualifying for hedge accounting recorded in net interest income[1]	14,840	—	18,899	—
Net interest settlements on derivatives not qualifying for hedge accounting	(251)	(1,710)	(547)	(3,400)
Prepayment fees on terminated advances	(75)	(70)	(144)	(101)
Adjusted net interest income (a non-GAAP measure)	$63,744	$67,104	$130,453	$131,862

Net interest margin, as calculated under GAAP for the period	0.35%	0.50%	0.41%	0.48%
Adjusted net interest margin (a non-GAAP measure)	0.45%	0.49%	0.48%	0.47%
_________

[1]
Beginning January 1, 2019, fair value gains and losses on fair value hedges are required to be presented in the income statement line item related to the hedged item, which impacts net interest income prospectively.

Management uses adjusted income to evaluate the quality of FHLBank's earnings. FHLBank management believes that the presentation of adjusted income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Management uses adjusted net interest income to evaluate the earnings impact of economic hedges. Under GAAP, the net interest amount that converts economically swapped fixed rate investments or liabilities to a variable rate is recorded as part of net gains (losses) on derivatives and hedging activities rather than net interest income. Presenting fixed rate investments with the corresponding net interest amount in adjusted net interest income reflects the widening of the spread between the variable rate assets created by the economic hedge and the variable rate liabilities funding them as a result of the increase in average LIBOR between periods. Further, beginning January 1, 2019, fair value gains and losses on fair value hedges are required to be presented in the income statement line item related to the hedged item, which impacts net interest income. These fluctuations are excluded from the calculation of adjusted net income and adjusted net interest income.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds effective rate as a key measure of effective utilization and management of members’ capital. The decreases in adjusted ROE for the three and six months ended June 30, 2019 compared to the same periods in the prior year are a function of the changes in adjusted net income and in the average balances of capital for the periods.

Adjusted ROE spread for the three and six months ended June 30, 2019 and 2018 is calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,478,610	$2,530,926	$2,459,414	$2,581,345
ROE, based upon GAAP net income	5.13%	7.25%	6.93%	6.67%
Adjusted ROE, based upon adjusted income	7.76%	8.57%	8.21%	8.33%
Average overnight Federal funds effective rate	2.40%	1.74%	2.40%	1.60%
Adjusted ROE as a spread to average overnight Federal funds effective rate	5.36%	6.83%	5.81%	6.73%

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	06/30/2019	12/31/2018
Financial Position
Investments[1]	$19,442,680	$10,305,382
Advances	31,099,119	28,730,113
Mortgage loans held for portfolio, net	9,192,097	8,410,462
Total assets	60,078,297	47,715,256
Deposits	589,543	473,820
Consolidated obligations, net	56,680,375	44,574,726
Total liabilities	57,497,604	45,261,004
Total capital stock	1,598,504	1,524,537
Retained earnings	950,276	914,022
Total capital	2,580,693	2,454,252

Regulatory capital[2]	2,551,530	2,442,156

	Three Months Ended		Six Months Ended
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Results of Operations
Interest income	$379,556	$313,712	$752,870	$589,505
Interest expense	330,326	244,828	640,625	454,142
Net interest income before loan loss provision (reversal)	49,230	68,884	112,245	135,363
Provision (reversal) for credit losses on mortgage loans	38	16	116	46
Net gains (losses) on trading securities	41,843	(12,031)	70,598	(38,981)
Net gains (losses) on derivatives and hedging activities	(40,011)	6,986	(58,553)	23,629
Other income	2,536	2,507	4,997	5,827
Other expenses	18,313	15,493	35,303	30,958
Income before assessments	35,247	50,837	93,868	94,834
AHP assessments	3,529	5,089	9,395	9,495
Net income	31,718	45,748	84,473	85,339

Weighted average dividend rate[3]	6.56%	5.99%	6.56%	6.00%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[3]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.

Average Balances and Yields (dollar amounts in thousands):

	Three Months Ended				Six Months Ended
	06/30/2019		06/30/2018		06/30/2019		06/30/2018
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Interest-earning assets:
Investments[1,2,3]	$19,253,760	2.38%	$16,514,535	2.20%	$18,217,406	2.51%	$16,251,666	2.06%
Advances[3,4]	28,117,525	2.70	31,261,415	2.07	27,913,432	2.72	32,517,813	1.87
Mortgage loans[5,6]	8,956,011	3.37	7,629,204	3.25	8,748,045	3.42	7,499,267	3.26
Other interest-earning assets	47,827	3.08	42,737	3.52	48,525	3.12	45,794	3.45
Total earning assets	$56,375,123	2.70%	$55,447,891	2.27%	$54,927,408	2.76%	$56,314,540	2.11%

Interest-bearing liabilities:
Deposits	$476,764	2.08%	$591,802	1.50%	$494,896	2.10%	$567,731	1.36%
Consolidated obligations[3,7]	53,243,321	2.47	52,354,093	1.86	51,844,202	2.47	53,168,064	1.71
Other borrowings	48,051	2.82	38,731	2.94	58,680	2.75	39,281	2.94
Total interest-bearing liabilities	$53,768,136	2.46%	$52,984,626	1.85%	$52,397,778	2.46%	$53,775,076	1.70%

Net interest spread		0.24%		0.42%		0.30%		0.41%

Net interest margin[8]		0.35%		0.50%		0.41%		0.48%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]
The non-credit portion of the other-than-temporary impairment discount on held-to-maturity securities and the fair value adjustment on available-for-sale securities are excluded from the average balance for calculations of yield since the changes are adjustments to equity.

[3]
Interest income/expense and average rates include the effect of associated derivatives that qualify for hedge accounting treatment. For 2019, interest amounts reported for advances, investments, and consolidated obligations include realized and unrealized gains (losses) on hedged items and derivatives in qualifying hedge relationships. Prior period interest amounts do not conform to new hedge accounting guidance adopted January 1, 2019.

[4]	Advance income includes prepayment fees on terminated advances.

[5]	Credit enhancement fee payments are netted against interest earnings on the mortgage loans.

[6]	Mortgage loans average balances include outstanding principal for non-performing conventional loans. However, these loans no longer accrue interest.

[7]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[8]	Net interest margin is defined as net interest income as a percentage of average earning assets.